UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Lineage Cell Therapeutics, Inc. (“Lineage”) will participate in virtual meetings with analysts and investors beginning January 6, 2021 and through the conclusion of the J.P. Morgan 39th Annual Healthcare Conference on January 14, 2021. During those meetings, Lineage will use a presentation handout, which is furnished as Exhibit 99.1 and is incorporated herein by reference. The presentation handout will also be made available in the “Investors” section of Lineage’s website, located at investor.lineagecell.com.

Lineage undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time through the filing of other reports or documents with the Securities Exchange Commission, through press releases, or through other public disclosure, including in the “Investors” section of Lineage’s website. Lineage routinely uses its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	January 2021 corporate presentation handout
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: January 6, 2021	By:	/s/ Chase C. Leavitt
	Name:	Chase C. Leavitt
	Title:	General Counsel and Corporate Secretary